     As filed with the Securities and Exchange Commission on June 30, 1997

                                                                File No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                           BOSTON PRIVATE BANCORP, INC.
             (Exact name of registrant as specified in its charter)

            MASSACHUSETTS                               04-2976299
   (State or other jurisdiction of                   (I.R.S. Employer
   incorporation or organization)                   Identification No.)

               TEN POST OFFICE SQUARE, BOSTON, MASSACHUSETTS 02109
                    (Address of Principal Executive Offices)

                             ----------------------

                       BOSTON PRIVATE BANK & TRUST COMPANY
                                   401(k) PLAN
                            (Full title of the Plan)

                             ----------------------

                                TIMOTHY L. VAILL,
                          BOSTON PRIVATE BANCORP, INC.
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
               TEN POST OFFICE SQUARE, BOSTON, MASSACHUSETTS 02109
                     (Name and address of agent for service)
                                 (617) 912-1900
          (Telephone number, including area code, of agent for service)

                                   Copies to:

                             WILLIAM P. MAYER, ESQ.
                           GOODWIN, PROCTER & HOAR LLP
                                 EXCHANGE PLACE
                                BOSTON, MA 02109
                                 (617) 570-1000

                               ------------------

                                         Calculation of Registration Fee
=================================================================================================================
                                                 Proposed Maximum        Proposed Maximum
Title of Securities           Amount to         Offering Price Per      Aggregate Offering          Amount of
to be Registered            Registered(1)            Share(2)               Price(2)             Registration Fee
-----------------------------------------------------------------------------------------------------------------
Common Stock,                  150,000               $6.875                $1,031,250                $312.50
 $1.00 par value
=================================================================================================================


(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Boston Private Bank & Trust Company, a wholly-owned subsidiary of Boston Private Bancorp, Inc., 401(k) Plan.
(2) This estimate is made pursuant to Rule 457(c) and (h) under the Securities Act solely for the purpose of determining the amount of the registration fee and is based upon the market value of outstanding shares of Boston Private Bancorp, Inc. Common Stock on June 26, 1997, utilizing the average of the high and low sale prices reported on the NASDAQ SmallCap Market on that date.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

     Incorporated by reference in this Registration Statement are the following documents previously filed by the Boston Private Bancorp, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"):

     (a) The Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1997.

     (b) The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996.

     (c) The Company's Current Report on Form 8-K filed with the Commission on January 14, 1997.

     (d) The description of the Company's common stock contained in the Company's Registration Statement on Form SB-2, filed on August 30, 1993, and any amendment or reports filed for the purpose of updating such description.

     In addition, all documents subsequently filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.


ITEM 4.  DESCRIPTION OF SECURITIES.

      Not Applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

      Not Applicable.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company is a Massachusetts corporation. Reference is made to Chapter 156B, Section 13 of the Massachusetts Business Corporation Law (the "MBCL"), which enables a corporation in its original articles of organization or an amendment thereto to eliminate or limit the personal liability of a director for monetary damages for violations of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Sections 61 and 62 of the MBCL (providing for liability of directors for authorizing illegal distributions and for making loans to directors, officers and certain shareholders) or (iv) for any transaction from which a director derived an improper personal benefit.

     Reference also is made to Chapter 156B, Section 67 of the MBCL, which provides that a corporation may indemnify directors, officers, employees and other agents and persons who serve at its request as directors, officers, employees or other agents of another organization or who serve at its request in any capacity with respect to any employee benefit plan, to the extent specified or authorized by the articles of organization, a by-law adopted by the stockholders or a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors. Such indemnification may include payment by the corporation of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action




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


or proceeding, upon receipt of an undertaking by the person indemnified to repay such payment if he shall be adjudicated to be not entitled to indemnification under Section 67 which undertaking may be accepted without reference to the financial ability of such person to make repayment. Any such indemnification may be provided although the person to be indemnified is no longer an officer, director, employee or agent of the corporation or of such other organization or no longer serves with respect to any such employee benefit plan. No indemnification shall be provided, however, for any person with respect to any matter as to which he shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interest of the corporation or to the extent that such matter relates to service with respect to any employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan.

     The Articles of Organization of the Company provide for indemnification of the officers and directors of the Company to the full extent permitted by applicable law.

     The Company and its directors and officers currently carry liability insurance.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

      Not Applicable.


ITEM 8.  EXHIBITS.

     The exhibits listed in the accompanying Exhibit Index are filed as part of this Registration Statement.

     The undersigned registrant hereby undertakes that it will submit or has submitted the Boston Private Bank & Trust Company 401(k) Plan (the "Plan") to the Internal Revenue Service (the "IRS") in a timely manner and has made or will make any changes required by the IRS in order to qualify the Plan.


ITEM 9.  UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (1) to include any prospectus required by Section 10(a)(3) of the Securities Act;

               (2) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (3) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          PROVIDED, HOWEVER, that paragraphs (a)(1) and (a)(2) of this Item 9 do not apply if the information required to be included in a post-effective amendment by those paragraphs is




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


          contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

               (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on June 30, 1997.



                                          BOSTON PRIVATE BANCORP, INC.


                                          By: /s/ Timothy L. Vaill
                                              ---------------------------------
                                              Timothy L. Vaill, President





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


                                POWER OF ATTORNEY

     We, the undersigned officers and Directors of Boston Private Bancorp, Inc., hereby severally constitute Charles O. Wood III, Eugene S. Colangelo, and Timothy L. Vaill, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below and in such other capacities as the undersigned may from time to time serve in the future, the registration statement filed herewith and any and all amendments to said registration statement, and generally to do all such things in our names in our capacities as officers and Directors to enable Boston Private Bancorp, Inc. to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.


Signature                                   Title                       Date
---------                                   -----                       ----


/s/ Timothy L. Vaill               President, Chief Executive      June 30, 1997
----------------------------       Officer and Director
Timothy L. Vaill                   (principal executive officer)

/s/ Walter M. Pressey              Senior Vice President and       June 30, 1997
----------------------------       Chief Financial Officer
Walter M. Pressey                  (principal financial and
                                   accounting officer)

/s/ Herbert S. Alexander           Director                        June 30, 1997
----------------------------
Herbert S. Alexander


/s/ John M. Barry                  Director                        June 30, 1997
----------------------------
John M. Barry


/s/ Peter C. Bennett               Director                        June 30, 1997
----------------------------
Peter C. Bennett


/s/ Eugene S. Colangelo            Director                        June 30, 1997
----------------------------
Eugene S. Colangelo


/s/ Michael M. Davis, Esq.         Director                        June 30, 1997
----------------------------
Michael M. Davis, Esq.


/s/ Kate S. Flather                Director                        June 30, 1997
----------------------------
Kate S. Flather


/s/ Kathleen M. Graveline          Director                        June 30, 1997
----------------------------
Kathleen M. Graveline




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




/s/ Lynn Thompson Hoffman          Director                        June 30, 1997
----------------------------
Lynn Thompson Hoffman


/s/ Axel J. Leblois                Director                        June 30, 1997
----------------------------
Axel J. Leblois


/s/ E. Christopher Palmer          Director                        June 30, 1997
----------------------------
E. Christopher Palmer


/s/ Robert A. Radloff              Director                        June 30, 1997
----------------------------
Robert A. Radloff


/s/ Eugene F. Rivers, 3rd          Director                        June 30, 1997
----------------------------
Eugene F. Rivers, 3rd


/s/ Allen Sinai                    Director                        June 30, 1997
----------------------------
Allen Sinai


/s/ Charles O. Wood, III           Director                        June 30, 1997
----------------------------
Charles O. Wood, III




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



     Pursuant to the requirements of the Securities Act of 1933, the Trustees of the Boston Private Bank & Trust Company 401(k) Plan have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Boston, Commonwealth of Massachusetts, on June 30, 1997.



                                    THE BOSTON PRIVATE BANK & TRUST COMPANY
                                    401(k) PLAN



                                    by: /s/ Amy E. Hunter
                                        -------------------------------------
                                        Amy E. Hunter, Trustee


                                    by: /s/ Ana E. Steele
                                        -------------------------------------
                                        Ana E. Steele, Trustee


                                    by: /s/ Mark D. Thompson
                                        -------------------------------------
                                        Mark D. Thompson, Trustee


                                    by: /s/ Dudley Cunningham
                                        -------------------------------------
                                        Dudley Cunningham, Trustee









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